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Coopers      certified public accountants     639 Loyola Avenue
& Lybrand                                     Suite 1800
                                              New Orleans, Louisiana 70113

telephone  (504) 529-2700
facsimile  (504) 529-1439



May 12, 1994



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

RE: Central Louisiana Electric Company, Inc. Registrations on Form S-8 (Nos. 2-79671, 33-10169 and 33-44663) and
     Form S-3 (Nos. 33-24895, 33-61068 and 33-62950)

We are aware that our report dated April 22, 1994 on our review of the interim financial information of Central Louisiana Electric Company, Inc. as of March 31, 1994 and for the three-month periods ended March 31, 1994 and 1993 included in this Form 10-Q is incorporated by reference in the above mentioned registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of the Act.



COOPERS & LYBRAND